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                                                                       EXHIBIT 5

                                 March 8, 1995

Springs Industries, Inc.
205 North White Street
Fort Mill, South Carolina 29715

Ladies and Gentlemen:

     We are acting as your counsel in connection with the registration of an aggregate of 3,000,000 shares of $.25 par value Class A Common Stock (the "Shares") of Springs Industries, Inc., a South Carolina corporation ("Springs"). The Shares are being registered with the Securities and Exchange Commission under a Registration Statement on Form S-4 (the "Registration Statement") for a public offering to the shareholders of Dundee Mills, Incorporated, a Georgia corporation ("Dundee") in connection with a proposed merger of Dundee with a wholly-owned subsidiary of Springs (the "Merger"). Up to 3,000,000 of the Shares will be exchanged for the outstanding shares of Dundee Common Stock (excluding any such shares held by Springs or its subsidiaries and any such shares held in the treasury of Dundee) in accordance with the Agreement and Plan of Merger, dated February 6, 1995, as amended by Amendment No. 1 dated March 7, 1995, between Springs, Dundee and Dundee Acquisition Corp., a Georgia corporation (the "Merger Agreement"). We are familiar with the Merger Agreement and the relevant documents and materials used in preparing the Registration Statement.

     Based on our review of the relevant documents and materials, it is our opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, such number of Shares which are issued in exchange for shares of Dundee Common Stock upon the terms and conditions set forth in the Merger Agreement and in the Registration Statement, will, when so issued, be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Yours very truly,

                                          SUTHERLAND, ASBILL & BRENNAN

                                          By:      /s/  GEORGE L. COHEN

                                            ------------------------------------
                                                      George L. Cohen